UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2015

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operation and Financial Condition.
In a press release dated January 26, 2015, a copy of which is attached hereto as Exhibit 99.1, and the text of which is incorporated by reference herein, Post Holdings, Inc. (“Post” or the “Company”) announced certain preliminary results for its first quarter ended December 31, 2014 and commented on financial guidance for fiscal 2015.
The information contained in Item 2.02 and the Exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
In the Company’s press release, the Company makes reference to certain non-GAAP financial measures including Adjusted EBITDA. Management has determined that Adjusted EBITDA is a key metric that will help investors understand the ultimate income and near-term cash flows generated by the Post business.
Adjusted EBITDA is a non-GAAP measure which represents net earnings excluding income taxes, net interest expense, depreciation and amortization, non-cash stock based compensation, restructuring and plant closure costs, acquisition related transaction costs, integration costs, inventory valuation adjustments on acquired businesses, costs to effect Post’s separation from Ralcorp Holdings, Inc. (“Ralcorp”) and to establish stand-alone systems and processes, mark to market adjustments on commodity hedges, mark to market adjustments and settlements on interest rate swaps, losses on asset sales, gain on change in fair value of acquisition earn-out, losses on hedge of purchase price of foreign currency denominated acquisitions, legal settlement, gain from insurance proceeds, foreign currency gains and losses on intercompany loans and intangible asset impairments, if any. The Company believes that Adjusted EBITDA is useful to investors in evaluating the Company’s operating performance and liquidity because (i) it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a meaningful measure of corporate performance exclusive of the Company’s capital structure and the method by which the assets were acquired, and (iii) it is a widely accepted financial indicator of a company’s ability to service its debt, as the Company is required to comply with certain covenants and limitations that are based on variations of EBITDA in the Company’s financing documents. Variations of EBITDA may include, but are not limited to, further adjustments to the Company’s reported Adjusted EBITDA to give effect to the Company’s completed acquisitions as if all completed acquisitions were owned for the entire calculation period.
The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles. The Company’s calculation of Adjusted EBITDA may not be comparable to similarly-titled measures of other companies. The Company has not provided a quantitative reconciliation of the preliminary or forecast Adjusted EBITDA included in this presentation to the most comparable financial measure or measures calculated and presented in accordance with GAAP due primarily to the timing of the closing of Post’s financial records for the quarter ended December 31, 2014 and the difficulty in forecasting and quantifying the exact amount of the items excluded from Adjusted EBITDA that will be included in the comparable GAAP financial measures such that it is not practicable to produce such reconciliations for this financial information without unreasonable effort.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 26, 2015	Post Holdings, Inc.
(Registrant)

	By:	/s/ Jeff A. Zadoks
Name: Jeff A. Zadoks
Title: SVP & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 26, 2015

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